Exhibit 10.1
                                  ------------

THIS AMENDMENT AGREEMENT IS MADE AS OF 31 OCTOBER 2009 BY AND BETWEEN:

(1) Public Storage, a real estate investment trust organized and existing under the laws of Maryland, having its principal office at 701 Western Avenue, Glendale, California 91201-2349, USA, represented for the purposes of this Amendment Agreement by Mr. John Reyes;

(2) PS LPT Properties Investors, a real estate investment trust organized and existing under the laws of Maryland, having its principal office at 701 Western Avenue, Glendale, California 91201-2349, USA, represented for the purposes of this Amendment Agreement by Mr. John Reyes;

         (1) and (2) hereinafter jointly referred to as the "SUBSCRIBERS" or individually as a "SUBSCRIBER",

(3) Shurgard Self Storage SCA, a company organized and existing under the laws of Belgium, having its registered office at Quai du
       Commerce/Handelskaai 48, 1000 Brussels, Belgium, registered with the Crossroads Bank for Enterprises under company number 0454.057.394, represented for the purposes of this Amendment Agreement by Self Storage Management Belgium BVBA, manager, represented by Mr. Ronald L. Havner, Jr.;

       hereinafter referred to as the  "ISSUER", and

(4) Each of the Guarantors (defined herein) providing an Abstract Guarantee in respect of all amounts that may from time to time be outstanding under the Bonds.


WHEREAS

(A) The Subscribers have subscribed to a total of 373,700 bonds in the aggregate principal amount of EUR 373,700,000.00 issued by the Issuer (the "INITIAL BONDS").

(B) The Subscribers have agreed to subscribe to the issuance of additional bonds by the Issuer (the "ADDITIONAL BONDS", and together with the Initial Bonds, the "BONDS"), and to fully pay up such Additional Bonds on the terms and subject to the conditions described in the Subscription Agreement dated 31 March 2008, as amended from time to time.

(C) The Parties intend to amend the terms and conditions applicable to the Bonds.


NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1        DEFINITIONS - INTERPRETATIONS

1.1 For the purposes of this Amendment Agreement, the following terms shall have the meanings specified or referred to in this Clause 1.1:

       "AMENDED SSS SCA TERMS AND CONDITIONS" means the Third Amended and Restated Terms and Conditions of the Bonds issued by the Issuer, as amended from time to time, and as set out in Annex 1.

       "ABSTRACT GUARANTEE" means the abstract and independent guarantee to be provided by each of the Guarantors, substantially in the form of Annex 2.

       "AMENDMENT AGREEMENT" means this amendment agreement executed as of the Amendment Effective Date.

       "AMENDMENT EFFECTIVE DATE" means 31 October 2009.

       "FIRST SHURGARD SPRL" means First Shurgard sprl, a limited liability company organized and existing under the laws of Belgium, having its registered office at Quai du Commerce/Handelskaai 48, 1000 Brussels, Belgium, registered with the Register of Legal Entities (Crossroads Bank of Enterprises) under enterprise number 0479.505.939.

       "GUARANTOR" means each of Shurgard European Holdings LLC, Shurgard Guernsey Investment LLC, Shurgard Self Storage Europe Limited, Shurgard Self Storage Luxembourg Sarl, SSC Luxembourg Sarl, Shurgard Holding Luxembourg Sarl, Self Storage Management Belgium BVBA, Shurgard C.V. and Shurgard Luxembourg Sarl.

       "PARTIES" means the parties mentioned above as well as any other Person who may in the future become a party to this Amendment Agreement.

       "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

       "SECOND SHURGARD SPRL" means Second Shurgard sprl, a limited liability company organized and existing under the laws of Belgium, having its registered office at Quai du Commerce/Handelskaai 48, 1000 Brussels, Belgium, registered with the Register of Legal Entities (Crossroads Bank of Enterprises) under enterprise number 0864.611.874.

       "SEH LLC" means Shurgard European Holdings LLC, a limited liability company organised under the laws of the State of Delaware.

       "SHURGARD GROUP" means SEH LLC and its direct and indirect subsidiaries, including, for the avoidance of doubt, First Shurgard SPRL and Second Shurgard SPRL and their subsidiaries.

       "SHURGARD GROUP MEMBER" means any Person that is part of the Shurgard Group.

1.2    Interpretation

       1.2.1 The titles and headings included in this Amendment Agreement are for convenience only and do not express in any way the intended understanding of the Parties. They shall not be taken into account in the interpretation of the provisions of this Amendment Agreement.

       1.2.2 The "Issuer", the "Subscribers" or any other Person shall be construed so as to include its successors in title, permitted assigns and permitted transferees.

       1.2.3 The original version of this Amendment Agreement has been drafted in English. Should this Amendment Agreement be translated into French, Dutch or any other language, the English version shall prevail among the Parties to the fullest extent permitted by Belgian law, provided, however, that whenever French and/or Dutch translations of certain words or expressions are contained in the original English version of this Amendment Agreement, such translations shall be conclusive in determining the Belgian legal concept(s) to which the Parties intended to refer.

       1.2.4 The words "herein", "hereof", "hereunder", hereby", "hereto", "herewith" and words of similar import shall refer to this Amendment Agreement as a whole and not to any particular clause, paragraph or other subdivision.

       1.2.5 The words "include", "includes", "including" and all forms and derivations thereof shall mean including but not limited to.

       1.2.6 All terms defined in this Amendment Agreement shall have the same meaning regardless of whether they are used in the singular or plural number.

       1.2.7 Unless otherwise provided herein, all references to a fixed time of a day shall mean Brussels time.

       1.2.8 Capitalised terms used but not otherwise defined herein shall have the meanings given to them in the Amended SSS SCA Terms and Conditions.

2      AMENDMENT OF THE TERMS AND CONDITIONS

2.1 The Parties hereto agree that the Amended SSS SCA Terms and Conditions shall apply to the Bonds as from the Amendment Effective Date.

2.2 The Issuer shall forthwith convene a meeting of the bondholders with a view to approving the Amended SSS SCA Terms and Conditions.

3      GUARANTEES

       Each Guarantor irrevocably and unconditionally jointly and severally (i) guarantees to each Subscriber the obligations of the Issuer under the Bonds and (ii) agrees to provide an Abstract Guarantee in respect of all amounts that may from time to time be outstanding under the Bonds.

4      GENERAL

4.1    Press Announcements

       All public announcements, releases, statements and communications by any of the Parties to third Persons (excluding the employees of either Party and customers) relating to this Amendment Agreement shall be made only at such time and in such manner as may be prior agreed upon in writing by the Parties, unless otherwise required by law or contract. To the greatest extent practicable, the Parties shall discuss with each other the form, timing and substance of such announcements, releases, statements and communications prior to the dissemination thereof.

4.2    Severability

       If any provision of this Amendment Agreement shall be held invalid or unenforceable in whole or in part, then such provision shall be ineffective to the extent of such invalidity or unenforceability, without invalidating the remaining provisions of this Amendment Agreement. In this event, the Parties shall cooperate to achieve the intended purpose of such provision, to the extent legally permissible.

4.3    Applicable Law and Choice of Forum

       This Amendment Agreement shall be governed by Belgian law.

       To the extent permitted by Belgian Law, any dispute arising out of or in connection with this Amendment Agreement shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the "Centre Belge pour l'Etude et la Pratique de l'arbitrage national et International" ("CEPANI"), as in force on the Date of this agreement, by three arbitrators appointed in accordance with said rules.

       The place of arbitration shall be Brussels, Belgium, or such other place as the Parties may agree upon. The language of the arbitration shall be English.

       The arbitrators' award shall be final and binding upon the Parties, and the Parties shall carry out its terms properly.

Done in Glendale, California, on Nov. 4, 2009, in as many originals as there are Parties. Each Party acknowledges receipt of its own original.



SUBSCRIBER

Public Storage,
represented by:


          /s/ John Reyes
            ---------------------------------------
Name:       John Reyes
Title:      Senior Vice President & Chief
            Financial Officer


SUBSCRIBER

PS LPT Properties Investors,
represented by:


          /s/ John Reyes
            ---------------------------------------
Name:       John Reyes
Title:      Senior Vice President & Chief
            Financial Officer

ISSUER

SHURGARD SELF STORAGE SCA,
REPRESENTED BY:



           /s/ Ronald L. Havner, Jr.
               ------------------------------------
Name :         Self Storage Management Belgium
               BVBA
Title :        Executive General Manager
               represented by :
Name :         Ronald L. Havner, Jr.
Title :        Permanent Representative


GUARANTOR

SHURGARD EUROPEAN HOLDINGS LLC,
REPRESENTED BY:



           /s/ John Reyes
By :           Shurgard Storage Centers, LLC
               a Delaware limited liability company
Its :          Managing Member


               ----------------------------------------
Name :
               John Reyes
Title :        Senior Vice President and Chief
               Financial Officer

GUARANTOR

SHURGARD GUERNSEY INVESTMENT LLC

By:    Shurgard European Holdings LLC
       a Delaware limited liability company,
       its sole member

       By:   Shurgard Storage Centers, LLC,
             a Delaware limited liability company,
             its Managing Member

             By:  /s/ John Reyes
                  ------------------------
                  Name:     John Reyes
                  Title:   Senior Vice President and Chief Financial Officer


GUARANTOR

SHURGARD SELF STORAGE EUROPE LIMITED,
REPRESENTED BY:



           /s/ John Reyes
               ------------------------------------
Name :         John Reyes
Title :        Director


GUARANTOR

SHURGARD SELF STORAGE LUXEMBOURG SARL,
REPRESENTED BY:



           /s/ Steven De Tollenaere
               ------------------------------------
Name :         Steven De Tollenaere
Title :        Attorney-in-fact

GUARANTOR

SSC LUXEMBOURG SARL,
REPRESENTED BY:



           /s/ John Reyes
               ------------------------------------
Name :         John Reyes
Title :        Attorney-in-fact


GUARANTOR

SHURGARD HOLDING LUXEMBOURG SARL,
REPRESENTED BY:



           /s/ Steven De Tollenaere
               ------------------------------------
Name :         Steven De Tollenaere
Title :        Attorney-in-fact


GUARANTOR

SELF STORAGE MANAGEMENT BELGIUM BVBA,
REPRESENTED BY:



           /s/ Ronald L. Havner, Jr.
               ------------------------------------
Name :         Ronald L. Havner, Jr.
Title :        Attorney-in-fact

GUARANTOR

SHURGARD C.V.,

REPRESENTED BY
Name: Shurgard Self Storage Luxembourg
Sarl
Title: General Partner
Represented by



_/s/ Olivier Dorier
---------------------------
Name: Olivier Dorier
Title: Class A Manager



_/s/ Steven De Tollenaere
---------------------------
Name: Steven De Tollenaere
Title: Class B Manager

GUARANTOR

SHURGARD LUXEMBOURG SARL,
REPRESENTED BY:



           /s/ Ronald L. Havner, Jr.
               ------------------------------------
Name :         Ronald L. Havner, Jr.
Title :        Attorney-in-fact

                                     ANNEX 1

                      AMENDED SSS SCA TERMS AND CONDITIONS

THIRD AMENDED AND RESTATED TERMS AND CONDITIONS OF THE BONDS ISSUED BY SHURGARD SELF STORAGE SCA

This Third Amended and Restated Terms and Conditions of the Bonds Issued by Shurgard Self Storage SCA has been entered into by the Parties (as defined below) as of 31 October 2009 and amends and completely restates that certain Second Amended and Restated Terms and Conditions of the Bonds Issued by Shurgard Self Storage SCA previously entered into by the Parties as of 31 March 2008.

5        DEFINITION AND INTERPRETATION

5.1 For the purposes of these SSS SCA Terms and Conditions, the following terms shall have the meanings specified or referred to in this Clause 5.1:

         "ABSTRACT GUARANTEE" means the abstract and independent guarantee provided by each of the Guarantors, substantially in the form of Annex 1 to these SSS SCA Terms and Conditions.

         "ADDITIONAL BONDS" means bonds issued by the Issuer at any time following the Effective Date pursuant to the Subscription Agreement and subject to these SSS SCA Terms and Conditions.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "AMENDMENT AGREEMENT" means the amendment agreement entered into as of 31 October 2009 between (amongst others), the Issuer, the Subscribers and the Guarantors in relation to the amendment of the SSS SCA Terms and Conditions and certain other matters.

         "ARCAPITA"   means   Crescent  Euro  Self  Storage   Investments   SARL
         (Luxembourg),   Crescent   Euro  Self  Storage   Investments   II  SARL
         (Luxembourg) and their respective affiliates, as applicable.

         "BONDS" means the bonds in uncertificated registered form, issued by the Issuer and subscribed or acquired by the Subscribers, represented on 31 October 2009 by 373,700 bonds having an aggregate principal amount of EUR 373,700,000.00 and any Additional Bonds.

         "BONDHOLDERS" means the legitimate holders of any Bonds. Any such Person must be duly registered in the Register of Bondholders.

         "BONDHOLDERS'  MEETING" means a meeting of the Bondholders  ("assemblee
         generale    des    obligataires"    /   "algemene    vergadering    van
         obligatiehouders").

         "BUSINESS DAY" means a day (other than a Saturday or a Sunday) on which commercial banks are open for business in Brussels.

         "BUSINESS PLAN" means the business plan of the Shurgard Group, dated as of the Effective Date and approved by the Subscribers.

         "BCC" means the Belgian Companies Code.

         "CAPITAL LEASE OBLIGATIONS" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "CASH EQUIVALENTS" means:

              (1) U.S. Dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Shurgard Group Member not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia, such local currencies held by it from time to time in the ordinary course of business;

              (2) securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

              (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250 million and whose long-term debt is rated "A" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

              (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

              (5) commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least "A-1" or the equivalent thereof by Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

              (6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

              (7) Indebtedness issued by Persons (other than the Issuer or any of its Affiliates) with a rating of "A" or higher from S&P or "A-2" or higher from Moody's in each case with maturities not exceeding two years from the date of acquisition; and

              (8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

         "COMMERCIALLY REASONABLE TERMS" means terms and conditions that are no less favourable to the Issuer than those generally available in the debt markets to issuers of comparable debt financing with creditworthiness comparable to that of the Issuer; provided however that in no event shall such terms and conditions include (a) a fixed rate of interest greater than 7.50% per annum or (b) a floating rate of interest which, as of the closing date of such debt financing, equates to an actual rate of interest as of such date greater than 7.50% per annum, in each case, exclusive of fees and charges (including upfront fees).

         "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Shurgard Group for any period, the sum, without duplication, of:

              (1) consolidated interest expense of the Shurgard Group for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Swap Agreements and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees); plus

              (2) consolidated capitalized interest of the Shurgard Group for such period, whether paid or accrued; minus

              (3) interest income for such period.

         "CONSOLIDATED NET INCOME" means, with respect to the Shurgard Group for any period, net income (loss) of the Shurgard Group, on a consolidated basis, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

         "CONSOLIDATED NON-CASH CHARGES" means, with respect to the Shurgard Group for any period, the aggregate depreciation, amortization and other non-cash expenses of the Shurgard Group, on a consolidated basis, reducing Consolidated Net Income of the Shurgard Group for such period and otherwise determined in accordance with GAAP, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

         "CONSOLIDATED TAXES" means provision for taxes based on income, profits or capital, including, without limitation, state, franchise and similar taxes taken into account in Consolidated Net Income.

         "DISQUALIFIED STOCK" shall mean, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests other than Disqualified Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Bonds that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Redemption Date, as applicable; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of any Shurgard Group Member or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by a Shurgard Group Member in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.

         "EBITDA" means, with respect to the Shurgard Group for any period, Consolidated Net Income plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

              (1) Consolidated Taxes; plus

              (2) Consolidated Interest Expense; plus

              (3) Consolidated Non-cash Charges.

         "EFFECTIVE DATE" means 31 March 2008.

         "EQUITY INTERESTS" of any Person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

         "EVENT OF DEFAULT" has the meaning set out in Clause 10.1 of these SSS SCA Terms and Conditions.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         "FACE VALUE" means the nominal value of each of the Bonds, being EUR 1,000.

         "FIRST SHURGARD SPRL" means First Shurgard sprl, a limited liability company organized and existing under the laws of Belgium, having its registered office at Quai du Commerce/Handelskaai 48, 1000 Brussels, Belgium registered with the Register of Legal Entities (Crossroads Bank of Enterprises) under enterprise number 0479.505.939.

         "FIXED CHARGE COVERAGE RATIO" means the ratio of EBITDA for the four consecutive fiscal quarters most recently ended to the Fixed Charges for such period.

         "FIXED CHARGES" means the sum, without duplication, of:

              (1) Consolidated Interest Expense for such period, and

              (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of any Shurgard Group Member.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

         "GUARANTOR" means each of Shurgard European Holdings LLC, Shurgard Guernsey Investment LLC, Shurgard Self Storage Europe Limited, Shurgard Self Storage Luxembourg Sarl, SSC Luxembourg Sarl, Shurgard Holding Luxembourg Sarl, Self Storage Management Belgium BVBA, Shurgard C.V., Shurgard Luxembourg Sarl and any entity that becomes a Guarantor pursuant to Section 3 of these SSS SCA Terms and Conditions.

         "INDEBTEDNESS" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services, to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capital Lease Obligations of such Person, (f) all net payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Swap Agreements, (g) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (h) the principal component of all obligations of such Person in respect of bankers' acceptances, (i) all guarantees (contingent or otherwise, direct or indirect, including, without limitation, by hypothecation) by such Person of Indebtedness described in clauses (a) to (h) above) and (j) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, or (D) earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

         "INTEREST" means the interest determined in Clause 5.1 of these SSS SCA Terms and Conditions.

         "INTEREST RATE" means the interest rate set out in Clause 9 of these SSS SCA Terms and Conditions.

         "INTEREST PAYMENT DATE" has the meaning set out in Clause 9.2 of these SSS SCA Terms and Conditions.

         "INVESTMENT" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

         "INVESTMENT GRADE SECURITIES" means:

              (1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

              (2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody's or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among Shurgard Group Members;

              (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

              (4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

         "ISSUE PRICE" means EUR 1,000 per Bond, which the Subscribers must pay upon subscription to the Bonds, being 100% of their Face Value.

         "ISSUER" means Shurgard Self Storage SCA, a "societe en commandite par actions / commanditaire vennootschap op aandelen" organised under the laws of Belgium, having its registered office at Quai du Commerce/Handelskaai 48, 1000 Brussels, Belgium, and registered with the Crossroads Bank for Enterprises under company number 0454.057.394.

         "JV CREDIT AGREEMENTS" means the credit agreements entered into by First Shurgard SPRL and Second Shurgard SPRL and each of their group members on, respectively 26 May 2003 and 12 July 2004 (both as amended).

         "LIQUIDATION PREFERENCE" has the meaning set out in Clause 11 of these SSS SCA Terms and Conditions.

         "LOAN-TO-VALUE RATIO" means the ratio of (a) the sum of all Indebtedness of the Shurgard Group (including, without limitation, (i) any and all Indebtedness incurred under the JV Credit Agreements and
         (ii) the aggregate value of the Bonds, the SSC Lux Bonds and any other bonds issued pursuant to the Subscription Agreement, but not including any Indebtedness of any Shurgard Group Member owing to another Shurgard Group Member) to (b) $1,530,000,000 (i) plus any and all capital expenditures (other than maintenance capital expenditures) made by any Shurgard Group Member between the Effective Date and the date of the quarterly consolidated balance sheet of the Shurgard Group for the fiscal quarter most recently ended, and (ii) minus (x) the amount of proceeds of the disposal of any properties of any Shurgard Group Member from the Effective Date to the last day of the fiscal quarter of the Shurgard Group most recently ended and (y) the amount of any Restricted Payments made by Shurgard Group Members from the Effective Date to the last day of the fiscal quarter of the Shurgard Group most recently ended.

         "MANAGING MEMBER" means Shurgard Storage Centers, LLC, the managing member of SEH LLC.

         "MATERIAL INDEBTEDNESS" means (i) the SSC Lux Bonds, (ii) any other bonds issued pursuant to the Subscription Agreement, and (iii) Indebtedness of any one or more of the Shurgard Group Member in an aggregate principal amount exceeding EUR 500,000; provided that, (a) so long as Arcapita owns Equity Interests in First Shurgard SPRL, then the credit agreement of First Shurgard SPRL dated as of 26 May 2003 shall not constitute Material Indebtedness, and (b) so long as Arcapita owns Equity Interests in Second Shurgard SPRL, then the credit agreement of Second Shurgard SPRL, dated as of 12 July 2004 shall not constitute Material Indebtedness.

         "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

         "PARTIES" means the Subscribers and the Issuer (each of them being referred to individually as a "PARTY").

         "PARTNER" means any Person(s) or entit(y)(ies) who are holding a shareholder's interest in the Issuer at any time.

         "PARTNERS' MEETING" means a meeting of the Partners ("assemblee generale des associes" / "algemene vergadering van vennoten") of the Issuer.

         "PERMITTED INVESTMENTS" means (i) any Investment by any Shurgard Group Member in any other Shurgard Group Member, (ii) any Investment in Cash Equivalents or Investment Grade Securities, (iii) advances to non-senior executives and, if approved by Public Storage, senior executives, and (iv) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business consistent with past practice.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "PREFERRED STOCK" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

         "PROPERTY" means any real property owned by any Shurgard Group Member.

         "RATING AGENCY" means (1) each of Moody's and S&P and (2) if Moody's or S&P ceases to rate securities, a "nationally recognized statistical rating organization" within the meaning of Rule 15cs-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody's or S&P, as the case may be.

         "REDEMPTION DATE" means 31 March 2013.

         "REGISTER OF BONDHOLDERS" means the official register held at the registered office of the Issuer, in which the Bondholders are duly registered with their name, address or registered office and number of subscribed Bonds. This register serves as proof of ownership of the Bonds.

         "RESOLUTION" means a resolution of the Bondholders duly passed at a Bondholders' Meeting called and held in accordance with the BCC.

         "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

         "S&P" means Standard & Poor's Ratings Group or any successor to the rating agency business thereof.

         "SECOND SHURGARD SPRL" means Second Shurgard sprl, a limited liability company organized and existing under the laws of Belgium, having its registered office at Quai du Commerce/Handelskaai 48, 1000 Brussels, Belgium registered with the Register of Legal Entities (Crossroads Bank of Enterprises) under enterprise number 0864.611.874.

         "SEH LLC" means Shurgard European Holdings LLC, a limited liability company organised under the laws of the State of Delaware.

         "SEH LLC AGREEMENT" means the Limited Liability Company Agreement, dated as of 31 March 2008, concerning SEH LLC, by and between Shurgard Storage Centers, LLC, a Delaware limited liability company, together with its permitted successors and assigns, Thomas P. DiNapoli, Comptroller of the State of New York, as Trustee of the Common Retirement Fund, together with its permitted successor and assigns (the "NYC Member") and, solely with respect to Articles 12, 15 and 16 thereof, Public Storage (as defined herein).

         "SHURGARD  EUROPE" means  Shurgard  Self Storage  Europe Ltd, a company organized and existing under the laws of Guernsey, having its registered office at 22 Smith Street, St Peter Port, Guernsey, GY1 2JQ.

         "SHURGARD   GROUp"   means  SEH  LLC  and  its  direct   and   indirect
         subsidiaries, including, for the avoidance of doubt, First Shurgard SPRL and Second Shurgard SPRL and their subsidiaries.

         "SHURGARD GROUP MEMBER" means any Person that is part of the Shurgard Group.

         "SSC LUX" means SSC Luxembourg Sarl, a societe a responsabilite limitee organized and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 6, Parc d'Activites Syrdall, L-5362 Munsbach, having a share capital of EUR 3,063,500.- and registered with the Luxembourg Register of Commerce and Companies under number B-110.080.

         "SSC LUX BONDS" means the unsecured bonds in uncertificated registered form, issued by SSC Lux and subscribed or acquired by Public Storage (as defined herein), represented on 31 October 2009 by 17,077 bonds having an aggregate principal amount of EUR 17,077,000.00.

         "SSC LUX TERMS AND CONDITIONS" means the Amended and Restated Terms and Conditions of the SSC Lux Bonds, as amended from time to time.

         "SSS SCA TERMS AND CONDITIONS" means these terms and conditions of issuance of the Bonds by the Issuer, as amended from time to time.

         "SUBORDINATED INDEBTEDNESS" means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Bonds, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its guarantee of the Bonds.

         "SUBSCRIBERS" means (i) Public Storage, a real estate investment trust organized and existing under the laws of Maryland ("PUBLIC STORAGE"), having its principal office at 701 Western Avenue, Glendale, California

         91201-2349, USA and (ii) PS LPT Properties Investors, a Maryland real estate investment trust, having its principal office at 701 Western Avenue, Glendale, California 91201-2349, USA.

         "SUBSCRIPTION AGREEMENT" means that Subscription Agreement dated 31 March 2008 by and between the Subscribers and the Issuer, as amended from time to time.

         "SWAP  AGREEMENT"  shall mean any  agreement  with respect to any swap,
         forward,   future  or  derivative  transaction  or  option  or  similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Shurgard Group Member shall be a Swap Agreement.

         "TAKE OUT FINANCING" means debt financing provided by third-party lenders on Commercially Reasonable Terms, the proceeds of which are used to repay the Bonds.

5.2      Interpretation

         5.2.1 The titles and headings included in these SSS SCA Terms and Conditions are for convenience only and do not express in any way the intended understanding of the Parties. They shall not be taken into account in the interpretation of the provisions of these SSS SCA Terms and Conditions.

         5.2.2 The "Issuer", the "Subscribers" or any other Person shall be construed so as to include its successors in title, permitted assigns and permitted transferees.

         5.2.3 The original version of these SSS SCA Terms and Conditions has been drafted in English. Should these SSS SCA Terms and Conditions be translated into French, Dutch or any other language, the English version shall prevail among the Parties to the fullest extent permitted by Belgian law, provided, however, that whenever French and/or Dutch translations of certain words or expressions are contained in the original English version of these SSS SCA Terms and Conditions, such translations shall be conclusive in determining the Belgian legal concept(s) to which the Parties intended to refer.

         5.2.4 The words "herein", "hereof", "hereunder", hereby", "hereto", "herewith" and words of similar import shall refer to these SSS SCA Terms and Conditions as a whole and not to any particular clause, paragraph or other subdivision.

         5.2.5 The words "include", "includes", "including" and all forms and derivations thereof shall mean including but not limited to.

         5.2.6 All terms defined in these SSS SCA Terms and Conditions shall have the same meaning regardless of whether they are used in the singular or plural number.

         5.2.7 Unless otherwise provided herein, all references to a fixed time of a day shall mean Brussels time.

         5.2.8 Capitalised terms used but not otherwise defined herein shall have the meanings given to them in the Subscription Agreement.

6        FORM, DENOMINATION AND TITLE

6.1      Form and denomination

         The Bonds are in registered form, numbered and denominated in EUR.

6.2      Title

         All Bonds are and shall remain in registered form. Ownership of all Bonds shall be established exclusively by the entry in the Register of Bondholders. The transfer of a Bond shall only be effective after a record has been made in the Register of Bondholders of the transfer declaration dated and signed by the transferor and the transferee or by their representatives, or after the completion of the formalities required by law for the valid assignment of a Bond interest.

         The Bonds are indivisible and the Issuer recognises only one owner per Bond. If several Persons have rights in respect of the same Bond, the exercise of these rights shall be suspended until one Person has been designated as the owner of the Bond vis-a-vis the Issuer.

7        UNSECURED BUT GUARANTEED OBLIGATIONS

         The Bonds are unsecured obligations of the Issuer.

         Each Guarantor  irrevocably and  unconditionally  jointly and severally
         (i) guarantees to each Subscriber the obligations of the Issuer under the Bonds and (ii) agrees to provide an Abstract Guarantee in respect of all amounts that may from time to time be outstanding under the Bonds; provided that the guarantee of each Guarantor shall be subject to limitations (a) required by the laws (including corporate benefit and tax laws) of the jurisdiction of incorporation of such Guarantor,
         (b) to the extent, but only to the extent, that such a guarantee would result in a breach of the terms of, or constitute a default under, a material licence, contract or agreement to which such Guarantor is a party, and (c) with the consent (not to be unreasonably withheld) of each Subscriber, to the extent necessary to avoid materially adverse tax consequences to such Guarantor or other Shurgard Group Members, as described in reasonable detail in a certificate executed by an officer of the Issuer and delivered to each Subscriber.

         The Issuer and each Guarantor shall cause any Person that is, is formed as or becomes a direct or indirect subsidiary of SEH LLC and a direct or indirect shareholder of the Issuer to, concurrently with such Person's formation, become a Guarantor by irrevocably and unconditionally jointly and severally (i) guaranteeing to each Subscriber the obligations of the Issuer under the Bonds and (ii) providing an Abstract Guarantee in respect of all amounts that may from time to time be outstanding under the Bonds; provided that the guarantee of any Guarantor may be subject to limitations (a) required by the laws (including corporate benefit and tax laws) of the jurisdiction of incorporation of such Guarantor, (b) to the extent, but only to the extent, that such a guarantee would result in a breach of the terms of, or constitute a default under, a material licence, contract or agreement to which such Guarantor is a party and (c) with the consent (not to be unreasonably withheld) of each Subscriber, to the extent necessary to avoid materially adverse tax consequences to such Guarantor or other Shurgard Group Members, as described in reasonable detail in a certificate executed by an officer of the Issuer and delivered to each Subscriber.

         If the guarantee of a Guarantor is limited pursuant to clause (b) of the provision in the second paragraph of this Clause 3, or pursuant to clause (b) of the provision in the third paragraph of this Clause 3, such Guarantor and each other Shurgard Group Member shall use their commercially reasonable efforts to obtain a waiver of the applicable breach or default and remove such limitation.

8        REDEMPTION

         8.1    Final Redemption

         The Bonds will be redeemed at their Face Value, together with any accrued and unpaid interest thereon on the Redemption Date.

         8.2    Redemption at the option of the Issuer

         The Issuer may redeem all or any part of the outstanding Bonds at any time, in cash, for an amount equal to the Face Value of the redeemed Bonds, together with any accrued and unpaid interest thereon. The Issuer shall notify the Subscribers of such a decision at least 15 days before such redemption is to take place.

         8.3    Mandatory prepayment

                Each of the Guarantors and the Issuer shall within five days of receipt by any Shurgard Group Members of any of the following proceeds (the "PREPAYMENT PROCEEDS") cause an amount equal to such proceeds to be used to redeem the then outstanding Bonds, the then outstanding SSC Lux Bonds, and any other bonds issued pursuant to the Subscription Agreement, on a pro rata basis:

         8.3.1 the net proceeds of the sale of any property or properties owned by any Shurgard Group Member;

         8.3.2 the net proceeds received by any Shurgard Group Member from the incurrence, issuance or sale by any Shurgard Group Member of any indebtedness for borrowed money (other than revolving credit indebtedness incurred by such Person for working capital purposes and in the ordinary course of business or financing used to permanently repay borrowings and correspondingly reduce commitments under the JV Credit Agreements) or from any other financing arrangement of any kind entered into by any Shurgard Group Member, other than any indebtedness or other financing arrangement the proceeds of which are used to finance the development, expansion or acquisition of Properties as and to the extent provided in the Business Plan or as otherwise approved by the Subscribers; and

         8.3.3 the net proceeds of any sale or issuance of any Equity Interests of any Shurgard Group Member, other than any such sale or issuance to (a) NYC Member or Shurgard Storage Centers, LLC pursuant to Section 4.02 of the SEH LLC Agreement or (b) any other Shurgard Group Member;

                provided that notwithstanding the foregoing, to the extent the terms of any Indebtedness existing as of the date hereof of any Shurgard Group Member require prepayment of such Indebtedness with Prepayment Proceeds, the Guarantors and the Issuer shall not be required to cause the amount of Prepayment Proceeds so required to be used to prepay such Indebtedness to be used to redeem the then outstanding Bonds, the then outstanding SSC Lux Bonds or any other bonds issued pursuant to the Subscription Agreement.

                The Issuer and each Guarantor shall promptly notify the Subscribers of the pendency of any event that could reasonably be expected to result in the receipt by any Shurgard Group Member of any Prepayment Proceeds.

8.4      Cancellation

         All Bonds redeemed by or contributed to the Issuer pursuant to any of the provisions of these SSS SCA Terms and Conditions will be cancelled or surrendered therewith and may not be reissued or resold.

8.5      Redemption Notices

         A notice given by the Issuer under Clauses 4.1, 4.2 or 4.3 shall be irrevocable and shall specify (i) the date when the relevant redemption will take place, which will be a Business Day, (ii) the aggregate principal amount of the outstanding Bonds to be redeemed, and (iii) the amount of accrued interest thereon.

9        INTEREST

9.1      Interest Rate

         Interest shall accrue on the Bonds on a quarterly basis at the percentage rate equal to 7.50% per annum through and including 31 October 2009 and at the percentage rate equal to 9.00% per annum thereafter (the "INTEREST", and such rate, the "INTEREST RATE").

9.2      Payment of the Interest

         The Interest is payable quarterly in arrears on the 31st of March, the 30th of June, the 30th of September and the 31st of December of each year (each, an "Interest Payment Date"). The Interest will be calculated on the basis of actual days in the quarter and a 360-day year.

9.3      Default Interest

         If the Issuer fails to pay any amount payable by it under the Bonds when due (whether at the stated maturity or redemption date, by acceleration or otherwise), interest shall accrue on the overdue amount from the due date (or, in case of interest, from the earliest date permitted by Article 1154 of the Belgian Civil Code) up to the date of actual payment at a rate which is equal to 11.00% per annum.

10       PAYMENTS AND APPLICATION

10.1     By the Issuer

         On each date on which any sum is due by the Issuer under these SSS SCA Terms and Conditions, it shall make that sum available before 4 p.m. in EUR to the Bondholders, to the account numbers specified by the Bondholders.

10.2     Application and Distribution of Payments

         All payments received by the Bondholders from the Issuer under these SSS SCA Terms and Conditions shall, regardless of any designation by the Issuer, be applied, first towards reimbursement of costs or payment of fees hereunder, under the Amendment Agreement or the Subscription Agreement, second in or towards payment of any interest then due and payable, third in or towards payment of principal then due and payable hereunder, and fourth in or towards payment of any other sum then due and payable hereunder or under the Amendment Agreement or the Subscription Agreement.

11       LIQUIDATION OF THE ISSUER

         Upon a liquidation or winding up of the Issuer prior to the Redemption Date, Bondholders shall receive an amount equal to the Face Value of the Bonds issued by the Issuer, together with any accrued and unpaid interest thereon (the "Liquidation Preference") at the time of the liquidation, subject however to applicable senior claims and statutory liens.

12       BONDHOLDERS RIGHTS

12.1     Voting rights

         Each Bond will carry one vote in the applicable Bondholders' Meeting. The Bondholders' Meeting shall decide at a simple majority of the Bondholders present or represented, except if otherwise required by the BCC.

12.2     Bondholders' Meetings

         Bondholders' Meetings will be called and held in accordance with the BCC. A Resolution duly passed in accordance with the BCC will be binding on all applicable Bondholders, whether or not they are present at the Bondholders' Meeting and whether or not they voted in favour thereof.

         The Bondholders' Meeting shall have the following powers:

         12.2.1 to postpone one or more Interest Payment Dates, to consent to a reduction of the Interest Rate or to a modification of the payment of the interest applicable in respect of the Bonds;

         12.2.2 to postpone the Redemption Date, to suspend the redemption of the Bonds and to consent to modifications to the conditions under which the Bonds must be redeemed; and

         12.2.3 to accept that the receivables of the Bondholders against the Issuer be reimbursed in shares in the Issuer.

         The Bondholders' Meeting has also the right:

         12.2.4 to accept any action to be taken by the Issuer in order to (i) grant securities in favour of the Bondholders, or (ii) modify or terminate the securities granted to the Bondholders;

         12.2.5 to decide on interim action in the common interest of the Bondholders;

         12.2.6 to  appoint  one  or  more  special   agents  to  implement  the
                Resolutions of the Bondholders' Meeting; and

12.3     Invitation to the Partners' Meeting

         The Bondholders shall be invited to the Partners' Meeting when required by the BCC.

12.4     Transfer of Bonds

         Subject to the following sentence, Bonds shall be freely transferable by the Subscribers only to a qualified institutional buyer as defined in Rule 144A(a)(1) under the Securities Act of 1933. The transfer of the Bonds to any Person other than an affiliate of the Subscribers shall be subject to the consent of the Issuer of such Bonds. It is specifically provided that if such transferee does not benefit from a withholding tax exemption in relation to the interests received on the Bonds, no gross up provision shall apply and the Issuer shall withhold such amounts as required by law.

         No Bonds issued by the Issuer shall be offered or sold to the public.

13       COVENANTS

13.1     Merger and Other Extraordinary Transactions

         Without the prior written consent of the Subscribers, neither the Issuer nor any of the Guarantors shall (and the Issuer and each Guarantor shall procure that none of the other Shurgard Group Members will), directly or indirectly, whether in one transaction or in a series of transactions, enter into any merger, consolidation or other similar extraordinary type of corporate transaction (including, without limitation, any dissolution, liquidation or transfer of all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any other Person), except that any Shurgard Group Member may, without the prior written consent of the Subscribers,
         (a) merge or consolidate with, dissolve or liquidate into or transfer all or substantially all of its assets to any Shurgard Group Member, and (b) acquire all of the outstanding Equity Interests in First Shurgard SPRL and/or Second Shurgard SPRL owned by Arcapita.

13.2     Negative Pledge

         Without the prior written consent of the Subscribers, neither the Issuer nor any Guarantor shall (and the Issuer and each Guarantor shall procure that none of the other Shurgard Group Members will) create or permit to subsist any security over any of its assets, other than (i) any security arising by operation of law and in the ordinary course of business consistent with past practice, (ii) any security arrangement entered into in the ordinary course of the relevant Shurgard Group Member's banking arrangements, (iii) any security over assets which are acquired by any Shurgard Group Member (provided such security is removed or discharged as soon as practicable), (iv) any security created pursuant to the JV Credit Agreements and (v) any security granted in respect of Indebtedness used to finance development or expansion of Properties as and to the extent that (a) such development or expansion is set forth in the Business Plan or otherwise approved by the Subscribers and (b) the granting of such security is necessary, as determined by, and set forth in a resolution of, the Managing Member, to obtain financing for such development or expansion.

13.3     Hedging

         Without the prior written consent of the Subscribers, neither the Issuer nor any Guarantor shall (and the Issuer and each Guarantor shall procure that none of the other Shurgard Group Members will) enter into any derivative transaction in order to hedge the interest rate on the Bonds.

13.4     Restricted Payments

         Without the prior written consent of the Subscribers, neither the Issuer nor any Guarantor shall (and the Issuer and each Guarantor shall procure that none of the other Shurgard Group Members will) (i) purchase or otherwise acquire or retire for value any Equity Interests of SEH LLC, (ii) declare or pay any dividend or make any distribution on account of the Equity Interests of SEH LLC (including any payment made in connection with any merger, amalgamation or consolidation involving SEH LLC or any Affiliate thereof (other than any subsidiary of SEH LLC)), (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of any Shurgard Group Member or (iv) make any Restricted Investments (any of the foregoing, a "Restricted Payment").

13.5     Further Assurances

         The Issuer and each Guarantor shall (and the Issuer and each Guarantor shall procure that each other Shurgard Group Member will) use their reasonable best efforts to arrange and consummate Take Out Financing as soon as is reasonably practicable following the Effective Date.

13.6     Financing Demand

         Any time after the Effective Date, the Subscribers shall have the right to (a) arrange Take Out Financing and (b) demand in writing that any Shurgard Group Member consummate such Take Out Financing. If the Subscribers (a) arrange Take Out Financing and (b) demand in writing that any Shurgard Group Member consummate such Take Out Financing and become a party thereto as a borrower, guarantor or otherwise, then such Shurgard Group Member shall (or if not the Issuer or a Guarantor, the Issuer and each Guarantor shall procure that such other Shurgard Group Member will), as soon as is reasonably practicable, consummate such Take Out Financing and become a party thereto as a borrower, guarantor or otherwise, to the extent demanded by the Subscribers.

13.7     Financial Covenants

         The Issuer and each Guarantor shall not permit (and the Issuer and each Guarantor shall procure that each other Shurgard Group Member shall not permit): (a) the Loan-to-Value Ratio to exceed 0.46 to 1.00 at any time, or (b) the Fixed Charge Coverage Ratio to be less than 1.60 to
         1.00 at any time.

14       EVENTS OF DEFAULT

14.1     Events of Default

         Any of the following events or circumstances is an Event of Default:

         14.1.1 the Issuer does not pay on the due date any amount payable under the Bonds, and such failure is not remedied within 5 days of the due date;

         14.1.2 the Issuer or any Guarantor does not comply with any provision of the Bonds, other than the covenants contained in Section 9 hereto, and such failure to comply is not remedied within 20 days of the relevant obligor becoming aware of such failure to comply or the Subscribers giving notice to the Issuer;

         14.1.3 the Issuer or any Guarantor does not comply with any covenant contained in Section 9 hereto;

         14.1.4 (i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or
                (ii) any Shurgard Group Member shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof.

         14.1.5 any of the Abstract Guarantees is terminated, except if on terms contractually agreed to therein or between the applicable Guarantor and the Subscribers, or otherwise becomes ineffective;

         14.1.6 the Issuer, Shurgard Europe or any other Shurgard Group Member is unable or admits its inability to pay its debts as they fall due, becomes insolvent or is subject to any bankruptcy, moratorium, judicial composition, administration, dissolution, winding up or any similar proceedings; and

         14.1.7 the assets of any Shurgard Group Member (other than the property located in Nijmegen, Netherlands) having an aggregate value in excess of EUR 1,000,000 are expropriated, attached or otherwise subject to any seizure or sequestration.

14.2     Acceleration of the Bonds

         On and at any time after the occurrence of an Event of Default which is continuing, each of the Subscribers may by notice to the Issuer declare that all or part of the amounts outstanding under the Bonds, together with all accrued and unpaid interest and any other costs, be payable on demand (an "ACCELERATION"), at which time they shall immediately become payable and due on demand. Notwithstanding the foregoing, the Subscribers shall not have the right to declare an Acceleration on the basis of an Event of Default caused directly by an action taken by the managing member of SEH LLC if (a) such managing member is Public Storage or an Affiliate of Public Storage (a "PSA MANAGING MEMBER") and
         (b) (i) the PSA Managing Member's primary intent for taking such action is to create an Event of Default or (ii) such action is the result of the PSA Managing Member's bad faith, gross negligence, or willful misconduct.

15       GENERAL

15.1     Governing Law

         The Bond shall be governed by and construed in accordance with the laws of the Kingdom of Belgium.

15.2     Arbitration

         To the extent permitted by Belgian Law, any dispute arising out of or in connection with these SSS SCA Terms and Conditions shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the "Centre Belge pour l'Etude et la Pratique de l'arbitrage national et International" ("CEPANI"), as in force on 31 October 2009, by three arbitrators appointed in accordance with said rules.

         The place of arbitration shall be Brussels, Belgium, or such other place as the Parties may agree upon. The language of the arbitration shall be English.

         The arbitrators' award shall be final and binding upon the Parties, and the Parties shall carry out its terms properly.

15.3     Notices

         All notices, requests, claims, demands and other communications hereunder shall be delivered to the Parties in person by first class courier or by registered letter, postage prepaid and return receipt requested, or by telefax as follows:

         If to the Subscribers:
         ----------------------

         To:      Public Storage

                  701 Western Avenue, Glendale

                  91201-2349 California

                  USA

         Attn:       John Reyes

         Telefax:    +1 818 244 9267



         To:      PS LPT Properties Investors

                  701 Western Avenue, Glendale

                  91201-2349 California

                  USA

         Attn:       John Reyes

         Telefax:    +1 818 244 9267



         If to the Issuer:
         -----------------

         To:      Shurgard Self Storage SCA

                  Quai du Commerce/Handelskaai 48

                  1000 Brussels

                  Belgium

         Attn:       Steven De Tollenaere

         Telefax:    +32 2 229 56 55



         Each change of address by a Party shall be notified to the other Parties in accordance with the provisions of this Clause 11.3.

         Any notice, demand or other communication sent by first class courier or by mail shall be deemed to have been received by the Party to whom it was sent on the day shown as the day of receipt on the return receipt sent with the same. Any notice, demand or other communication sent by telefax shall be deemed, in the absence of proof to the contrary, to have been received by the Party to whom it was sent on the date of dispatch, provided that the report generated by the sender's telefax machine shows that all pages of such notice, demand or other communication were properly transmitted to the recipient's telefax number.

         For the calculation of a period of time for any notice, such period shall start the next following day after the day on which the event triggering such period of time has occurred. The expiry date shall be included in the period of time. If the expiry date is a Saturday, a Sunday or a bank holiday in Belgium, the expiry date shall be postponed until the next Business Day. Unless otherwise provided herein, all periods of time shall be calculated in calendar days in Belgium.

15.4     Remedies and Waivers

         No failure or delay on the part of the Bondholders or the Issuer in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right shall be deemed a waiver of any other right hereunder.

15.5     Survival

         All obligations of the Parties hereunder shall survive until payment in full of all amounts due hereunder.

15.6     Severability of Provisions

         If any provision of these SSS SCA Terms and Conditions shall be held invalid or unenforceable in whole or in part, then such provision shall be ineffective to the extent of such invalidity or unenforceability, without invalidating the remaining provisions of these SSS SCA Terms and Conditions. In this event, the Parties shall co-operate to achieve the intended purpose of such provision, to the extent legally permissible.

                                     ANNEX 1

                               ABSTRACT GUARANTEE


To: Public Storage and PS LPT Properties Investors, in their capacity as subscribers to the Bonds (as defined in the SSS SCA Terms and Conditions (as defined below))

                                                                 31 October 2009

Dear Sirs,

Re. ABSTRACT AND INDEPENDENT ON-DEMAND GUARANTEE

We refer to (i) the Amendment Agreement (the "AMENDMENT AGREEMENT") dated as of 31 October 2009, between Shurgard Self Storage SCA, as issuers (the "ISSUER"), Public Storage and PS LPT Properties Investors, as subscribers (the
"SUBSCRIBERS"), and the Guarantors (as defined therein), and (ii) the Third Amended and Restated Terms and Conditions of the Bonds issued by the Issuer (the "SSS SCA TERMS AND CONDITIONS"), dated as of the date hereof by and between the Subscribers, the Issuer and the Guarantors party thereto.

Capitalised terms used but not otherwise defined herein shall have the meanings given to them in the SSS SCA Terms and Conditions.

For the benefit of the Subscribers (including any successor, assignee or other Person to whom the Bonds may be transferred), we hereby irrevocably and unconditionally agree (a) to guarantee, on first demand, the payment of all amounts due by the Issuer under or in connection with the Bonds and (b) to be bound by SSS SCA Terms and Conditions, including, without limitation, Clauses
4.3 and 9.1 through 9.7 thereof, provided that this guarantee shall be subject to limitations, and/or shall be null and void: (a) to the extent required by the laws (including corporate benefit and tax laws) of the jurisdiction of incorporation of the undersigned Guarantor, (b) to the extent that such a guarantee would result in a breach of the terms of, or constitute a default under, a material licence, contract or agreement to which such Guarantor is a party, and (c) with the consent (not to be unreasonably withheld) of each Subscriber, to the extent necessary to avoid materially adverse tax consequences to such Guarantor or other Shurgard Group Members, as described in reasonable detail in a certificate executed by an officer of the Issuer and delivered to each Subscriber. Notwithstanding the foregoing and any other provision of the Amendment Agreement and SSS SCA Terms and Conditions to the contrary, the payment undertaking of any Guarantor which is incorporated under the laws of the Grand Duchy of Luxembourg shall be limited at any time, to an aggregate amount not exceeding ninety-five percent (95%) of the greater of the Guarantor's own funds ("capitaux propres"), as determined by article 34 and foll. of the Luxembourg law of 19 December 2002 on the register of commerce and companies, accounting and companies' annual accounts, as amended, as mentioned in its then most recently approved financial statements, or existing as at the date of this Abstract Guarantee.

This guarantee is abstract and independent from any contractual or other obligation existing now or in the future between any of the parties to the Amendment Agreement, including (without limitation) between the Issuer and the Guarantors. We hereby waive the right to raise any defence arising under or in connection with any such obligations.

This guarantee shall automatically take effect as from the date hereof. This guarantee shall remain in full force and effect until all amounts due under or in connection with the Bonds have been irrevocably and unconditionally paid in full and all obligations and commitments of the Issuer thereunder have been terminated. Notwithstanding a termination of this guarantee in accordance with the preceding sentence, this guarantee shall be automatically reinstated if the Subscribers determine (acting in good faith) that any amount paid under or in connection with the Bonds is capable of being avoided or otherwise set aside, including (without limitation) as a result of the bankruptcy, insolvency, administration or winding-up of the Issuer.

This guarantee shall be governed by Belgian law. Any dispute arising out of or in connection with this guarantee shall be subject to arbitration under the Rules of Conciliation and Arbitration of the "Centre Belge pour l'Etude et la Pratique de l'arbitrage national et International" ("CEPANI"), in accordance with Clause 11.2 of the SSS SCA Terms and Conditions.

                                     ANNEX 2

                           FORM OF ABSTRACT GUARANTEE


To: Public Storage and PS LPT Properties Investors, in their capacity as subscribers to the Bonds (as defined in the SSS SCA Terms and Conditions (as defined below))

                                                             -------------------

Dear Sirs,

Re. Abstract and independent on-demand guarantee

We refer to the Amendment Agreement (the "AMENDMENT AGREEMENT") dated 31 October 2009, between Shurgard Self Storage SCA , as issuer (the "ISSUER"), Public Storage and PS LPT Properties Investors, as subscribers (the "SUBSCRIBERS"), and the Guarantors (as defined therein), and (ii) the Third Amended and Restated Terms and Conditions of the Bonds issued by the Issuer (the "SSS SCA TERMS AND CONDITIONS"), set out in Annex 1 to the Amendment Agreement, dated as of the date hereof by and between the Subscribers, the Issuer and the Guarantors party thereto.

Capitalised terms used but not otherwise defined herein shall have the meanings given to them in the SSS SCA Terms and Conditions.

For the benefit of the Subscribers (including any successor, assignee or other Person to whom the Bonds may be transferred), we hereby irrevocably and unconditionally agree (a) to guarantee, on first demand, the payment of all amounts due by the Issuer under or in connection with the Bonds and (b) to be bound by the SSS SCA Terms and Conditions, including, without limitation, Clauses 4.3 and 9.1 through 9.7 thereof, provided that this guarantee shall be subject to limitations, and/or shall be null and void: (a) to the extent required by the laws (including corporate benefit and tax laws) of the jurisdiction of incorporation of the undersigned Guarantor, (b) to the extent that such a guarantee would result in a breach of the terms of, or constitute a default under, a material licence, contract or agreement to which such Guarantor is a party, and (c) with the consent (not to be unreasonably withheld) of each Subscriber, to the extent necessary to avoid materially adverse tax consequences to such Guarantor or other Shurgard Group Members, as described in reasonable detail in a certificate executed by an officer of the Issuer and delivered to each Subscriber. Notwithstanding the foregoing and any other provision of the Amendment Agreement and SSS SCA Terms and Conditions to the contrary, the payment undertaking of any Guarantor which is incorporated under the laws of the Grand Duchy of Luxembourg shall be limited at any time to an aggregate amount not exceeding ninety-five percent (95%) of the greater of the Guarantor's own funds ("capitaux propres"), as determined by article 34 and foll. of the Luxembourg law of 19 December 2002 on the register of commerce and companies, accounting and companies' annual accounts, as amended, as mentioned in its then most recently approved financial statements, or existing as at the date of this Abstract Guarantee.

This guarantee is abstract and independent from any contractual or other obligation existing now or in the future between any of the parties to the Amendment Agreement, including (without limitation) between the Issuer and the Guarantors. We hereby waive the right to raise any defence arising under or in connection with any such obligations.

This guarantee shall automatically take effect as from the date hereof. This guarantee shall remain in full force and effect until all amounts due under or in connection with the Bonds have been irrevocably and unconditionally paid in full and all obligations and commitments of the Issuer thereunder have been terminated. Notwithstanding a termination of this guarantee in accordance with the preceding sentence, this guarantee shall be automatically reinstated if the Subscribers determine (acting in good faith) that any amount paid under or in connection with the Bonds is capable of being avoided or otherwise set aside, including (without limitation) as a result of the bankruptcy, insolvency, administration or winding-up of the Issuer.

This guarantee shall be governed by Belgian law. Any dispute arising out of or in connection with this guarantee shall be subject to arbitration under the Rules of Conciliation and Arbitration of the "Centre Belge pour l'Etude et la Pratique de l'arbitrage national et International" ("CEPANI"), in accordance with Clause 11.2 of the SSS SCA Terms and Conditions.

Yours sincerely,

For and on behalf of:
[GUARANTOR]

By:    _________________________
       Name:
       Title:



                                       2